Exhibit 10.5

[Form of Director Restricted Stock Agreement]

AVALONBAY COMMUNITIES, INC.
RESTRICTED STOCK AGREEMENT

Pursuant to the terms of the AvalonBay Communities, Inc. Amended and Restated 1994 Stock Incentive Plan (as amended from time to time, the “Plan”), in consideration for services rendered and to be rendered to AvalonBay Communities, Inc. (the “Company”), in order to advance the interests of the Company and its stockholders and effect the intended purposes of the Plan, and for other good and valuable consideration, which the Company has determined to be equal to the fair market value of the Shares, as defined below, the Company is issuing to the Director named below contemporaneously herewith the Shares, upon the terms and conditions set forth herein and in the Restricted Stock Agreement Terms (the “Terms”) which are attached hereto and incorporated herein in their entirety. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Terms.

Director:
Award Date:
Number of Shares Granted (“Shares”):

Vesting Schedule:	Subject to the provisions of the Terms, the Director’s ownership interest in the Shares shall vest, and the status of the Shares as Unvested Stock and all Restrictions with respect to the Shares shall terminate, in accordance with the following schedule of events:

Vesting Event	Shares Vested

Award Date	20%
First Anniversary of Award Date	40%
Second Anniversary of Award Date	60%
Third Anniversary of Award Date	80%
Fourth Anniversary of Award Date	100%

Termination of the Director’s service as a director by vote of the Company’s stockholders for any reason other than Cause	100%

Failure by the Board of Directors or any authorized committee thereof to nominate the Director for re-election for any reason other than for Cause	100%

Failure of the Company’s stockholders to re-elect the Director	100%

Death or Disability of the Director	100%

If earlier than any of the above events, a Change of Control	100%

Additional Terms/Acknowledgements: The undersigned Director acknowledges receipt of, and understands and agrees to, this Restricted Stock Agreement, including, without limitation, the Terms. The Director further acknowledges that as of the Award Date, this Restricted Stock Agreement, including, without limitation, the Terms, sets forth the entire understanding between the Director and the Company regarding the stock grant described herein and supersedes all prior oral and written agreements on that subject.

AVALONBAY COMMUNITIES, INC.	DIRECTOR:

By:
Signature	Signature
Title:	Name (Print):
Date:	Date:

ATTACHMENT: Restricted Stock Agreement Terms

AVALONBAY COMMUNITIES, INC.

RESTRICTED STOCK AGREEMENT TERMS

ARTICLE I
DEFINITIONS

     The following terms used below in this Agreement shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Restricted Stock Agreement and in the Plan.

Section 1.1 – Cause

     “Cause” means and shall be limited to (a) an affirmative vote of the holders of at least 75 percent of the shares entitled to vote at a meeting of stockholders called for the purpose, resolving that the Director should be removed from office or (b) a vote of the Board of Directors, the Nominating Committee, if any, or any other authorized committee of the Board of Directors resolving that the Director should not be nominated for re-election as a director, in either case, as a result of (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results in both an improper substantial personal benefit to such Director and a material injury to the Company.

Section 1.2 – Common Stock

     “Common Stock” shall mean the common stock of the Company, $.01 par value.

Section 1.3 – Restrictions

     “Restrictions” shall mean the restrictions set forth in Article III of this Agreement.

Section 1.4 – Secretary

     “Secretary” shall mean the secretary of the Company.

Section 1.5 – Unvested Stock

     “Unvested Stock” shall mean the Shares issued under this Agreement for as long as such shares are subject to the Restrictions (as hereinafter defined) imposed by this Agreement, without regard to whether the issuance to and/or resale by the Director has been registered under the Securities Act of 1933, as amended.

ARTICLE II
ISSUANCE OF STOCK

Section 2.1 – Unvested Stock

     Any shares of Common Stock granted on the Award Date pursuant to this Agreement shall be considered Unvested Stock for purposes of this Agreement and shall be subject to the Restrictions until such time or times and except to the extent that the Director’s ownership interest in Shares vests in accordance with the Vesting Schedule set forth on the first page of this Agreement.

Section 2.2 – Escrow

     The Secretary or such other escrow holder as the Company may from time to time appoint shall retain physical custody of the certificates representing Unvested Stock, including shares of Unvested Stock issued pursuant to Section 3.5, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Director retain physical custody of any certificates representing Unvested Stock issued to the Director.

Section 2.3 – Rights as Stockholder

     From and after the Award Date, the Director shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein (including the provisions of Article IV), including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares unless and to the extent that the Director’s interest in Unvested Stock shall have terminated and the Unvested Stock reverts to the Company as provided in Section 3.1 of this Agreement.

ARTICLE III
RESTRICTIONS

Section 3.1 – Reversion of Unvested Stock

     Except as provided in Section 2.3 and this Section 3.1 and the Vesting Schedule set forth on the first page of this Agreement, it is expressly understood and agreed that the Unvested Stock is and at all times shall be the property of the Company for as long as and to the extent that the Shares are Unvested Stock pursuant to Section 2.1. Except as provided in clauses (a) through (e) of this sentence or in the following paragraph, any interest of the Director in Shares that are Unvested Stock shall immediately terminate and all rights with respect to the Unvested Stock shall immediately revert to and unconditionally be the property of the Company if the Director’s service as a director of the Company terminates for any reason, unless such termination of service results from (a) death of the Director, (b) Disability of the Director, (c) removal of the Director from office by vote of the Company’s stockholders for any reason other than for Cause, (d) failure by the Board of Directors or any authorized committee thereof to nominate the

Director for re-election for any reason other than for Cause or (e) failure of the Company’s stockholders to re-elect the Director.

     In the event that the Director resigns or declines to accept nomination for re-election, any Shares that are Unvested Stock shall continue to vest on the dates provided in this Agreement as if the Director continued to serve on the Board of Directors unless the Board of Directors or any authorized committee thereof determines in good faith that there exist reasonable grounds on which the stockholders of the Company could remove the Director for Cause (in which case any interest of the Director in Shares that are Unvested Stock shall immediately upon such determination terminate and all rights with respect thereto revert to and unconditionally be the property of the Company).

     Notwithstanding the provisions of the preceding two paragraphs, in the event that any Unvested Stock reverts to the Company, the Director shall be entitled to retain any cash dividends paid on the Unvested Stock before the date of such event.

Section 3.2 – Unvested Stock Not Transferable

     No Unvested Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 shall not prevent transfers by will or by applicable laws of descent and distribution. Any Unvested Stock registered in the name of any person, trust, or other nominee shall for all purposes hereunder be deemed to be held of record by the Director and shall be subject to all of the terms and conditions of this Agreement, including but not limited to the Restrictions and the provisions of Article III of this Agreement.

Section 3.3 – Legend

     Certificates representing shares of Unvested Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.4, bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN THE HOLDER OF THE SECURITIES AND AVALON BAY COMMUNITIES, INC. (THE “COMPANY”), INCLUDING CERTAIN VESTING REQUIREMENTS, AND ARE THE PROPERTY OF, AND MAY BE SUBJECT TO FORFEITURE TO, THE COMPANY. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR

INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT AND MAY BE OBTAINED ON REQUEST AND WITHOUT CHARGE FROM THE OFFICES OF THE COMPANY AT 2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VA 22314.”

Section 3.4 – Lapse of Restrictions

     Upon the vesting of some or all of the Unvested Stock as provided in the Vesting Schedule set forth on the first page of this Agreement, and subject to the conditions to issuance set forth in Article IV, the Company shall cause new certificates to be issued with respect to such vested Shares and delivered to the Director or his legal representative, free from the legend provided for in Section 3.3.

Section 3.5 – Restrictions on New Shares

     In the event that the outstanding shares of the Company’s Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, or a stock split-up or stock dividend, such new, additional or different shares or securities which are held or received by the Director in his capacity as a holder of Unvested Stock shall be considered to be Unvested Stock and shall be subject to all of the terms and conditions of this Agreement, including but not limited to the Restrictions.

ARTICLE IV
MISCELLANEOUS

Section 4.1 – Conditions to Issuance of Stock Certificates

     The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

     (a)     The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

     (b)     The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem necessary or advisable; and

     (c)     The obtaining of any approval or other clearance from any state or Federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable.

Section 4.2 – Administration

     The Committee shall have the power to interpret the Plan, this Agreement and all other documents relating to Unvested Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Director, the Company and all other interested person. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Unvested Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan and this Agreement.

Section 4.3 – Notices

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at the address maintained in the Company’s records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.4 – Titles

     Titles and captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.5 – Amendment

     This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 4.6 – Governing Law

     The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.7 – Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.8 – No Special Rights

     This Agreement does not, and shall not be interpreted to, create any right on the part of the Director to nomination, election or continued service as a director of the Company or any subsidiary or affiliate thereof, nor to any continued compensation, prerequisites or other current or future benefits or other incidents of such service nor shall it interfere with or restrict in any way any right or power, which is hereby expressly reserved, to remove or not to renominate the Director at any time for any reason whatsoever, with or without cause.

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